UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

NCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza American Drive, Reston, VA		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2017, NCI, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”), stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing because the Company has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”) with the U.S. Securities and Exchange Commission. The Notice was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market.

As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25 filed on March 16, 2017, the delay relates to the timing of the previously announced internal investigation initiated by the Company following its discovery that the Company’s former controller had been embezzling money from the Company.

The Notice indicates that the Company has until May 22, 2017 to submit a plan to regain compliance with the NASDAQ continued listing standards. The Company expects to file its Form 10-K as soon as reasonably practicable and intends to do so by May 22, 2017, and thereby regain compliance with the NASDAQ continued listing standards and eliminate the requirement to submit a plan of compliance to NASDAQ.

On March 24, 2017, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release, dated March 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI, Inc.

By:	/s/ Lucas J. Narel
Lucas J. Narel
Executive Vice President, Chief Financial Officer, and Treasurer

Date: March 24, 2017